Exhibit 99.1

CTC MEDIA REPORTS

SECOND QUARTER 2007 FINANCIAL RESULTS

- Consolidated Revenue Increases 9.1% to $112.1 Million -

- OIBDA1 of $51.4 Million -

- Net Income of $30.7 Million, $0.19 Earnings Per Share -

MOSCOW – July 30, 2007 – CTC Media, Inc. (NASDAQ: CTCM), a leading television broadcaster in Russia, today reported financial results for the three- and six-month periods ended June 30, 2007.

US$ 000’s, except per share data

	Three months ended			Six months ended
	June 30,			June 30,
	2006	2007	Change	2006	2007	Change
Total operating revenues	$102,758	$112,147	9.1%	$181,981	$216,268	18.8%
Total operating expenses	(53,549)	(66,853)	24.8%	(99,704)	(132,458)	32.9%

OIBDA(1)	54,392	51,422	(5.5)%	91,198	95,710	4.9%

Net income	$34,110	$30,692	(10.0)%	$56,765	$58,815	3.6%
Earnings per share	$0.23	$0.19	(17.4)%	$0.38	$0.37	(2.6)%

Financial Highlights

•                  Consolidated revenue increased 9% to $112.1 million in the second quarter and 19% to $216.3 million in the first six months of 2007

•                  OIBDA declined 6% to $51.4 million in the second quarter and increased 5% to $95.7 million in the first six months of 2007

•                  Net income declined 10% to $30.7 million in the second quarter and increased 4% to $58.8 million in the first six months of 2007

•                  $0.19 and $0.37 fully diluted earnings per share for the three- and six-month periods ended June 30, 2007

Corporate Highlights

•                  CTC Network audience share was 8.9% in the second quarter of 2007 compared to 9.3% in the first quarter of 2007 and 11.7% in the second quarter of 2006 (which was an all-time quarterly record for CTC largely due to the mega-hit series, Born Not Pretty)

•                  Domashny Network audience share was 2.0% in the second quarter of 2007 compared to 1.9% in the first quarter of 2007 and significantly higher than 1.3% in the second quarter of 2006

•                  Further strengthened portfolio of owned-and-operated stations by adding three stations in important new markets: Domashny station in the strategic city of Vladivostok, and, in July, CTC and Domashny stations in Irkutsk

•                  Acquired the remaining 50% interest in our successful CTC TV Station in Kazan

(1) OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA is a non-GAAP financial measure. Please refer to   Attachment A for a reconciliation of OIBDA to net income.

Alexander Rodnyansky, Chief Executive Officer, stated, “The Russian television market remains robust and CTC continues to build upon its brands and unique market position as we target the younger audiences coveted by advertisers. In the second quarter we faced difficult comparisons from the year ago period in which revenue increased 83% and OIBDA improved 106% driven by the conclusion of our mega-hit Born Not Pretty and a surge in spot advertising demand in advance of new advertising regulations which were implemented on July 1, 2006. Nonetheless, in the quarter we grew our top-line and maintained impressive OIBDA and net income margins of 46% and 27%, respectively.

“We continue to build our presence in key local markets in Russia, strengthening Domashny’s technical penetration and at the same time expanding our access to the larger local growth markets. Also, we successfully acquired the remaining interest in our CTC station in Kazan, one of our more successful stations, which will allow us to fully consolidate the value of our programming in this important market.

“Audience share results at CTC Network came in lower than our internal expectations. This was partially offset by another strong performance of our Domashny Network which grew audience share to 2.0%, an increase of 54%, from 1.3% in the second quarter of 2006, and generated positive OIBDA for the third consecutive quarter. As we look to the important fall 2007 programming season we remain focused on building upon our audience shares. We have scheduled a record number of premieres for CTC Network, based on successful foreign and Russian formats, and expect the positive momentum at Domashny to continue as we expand our audience reach and improve programming.

“While the third quarter is historically the smallest for ratings and revenue as a result of the summer season, we are optimistic about our innovative programming schedule for the coming fall season, which will feature our highly successful Russian series Cadets, a Sci-Fi drama series Heroes and original Russian shows based on formats such as American Idol and Are You Smarter Than A Fifth Grader?”

Results for the Three Months Ended June 30, 2007

CTC Media’s total operating revenue for the three months ended June 30, 2007, increased 9.1% to $112.1 million from $102.8 million for the three months ended June 30, 2006. The revenue growth reflects the continued growth of the Russian television advertising market, which partially offset difficult comparisons from the year ago period in which revenue increased 83% primarily driven by the performance of the Company’s flagship CTC Network. Revenues were also favorably impacted by the significantly lower commission rate paid by our owned-and-operated stations to Video International in the second quarter of 2007 in connection with the variable commission rate negotiated through 2007.

CTC Network’s audience share was 8.9% for the second quarter of 2007. CTC remains the fourth most watched broadcaster in Russia overall. Domashny’s audience share grew from 1.3% for the three months ended June 30, 2006, to 2.0% for the three months ended June 30, 2007. As a result, CTC Media’s combined audience share was 10.9% in the second quarter of 2007 as compared to a record 13.0% in the second quarter of 2006.

Consolidated total operating expenses in the second quarter of 2007 increased by 24.8% to $66.9 million, in line with expectations and compared to $53.5 million in the second quarter of 2006. The increase in total operating expenses in absolute terms was primarily driven by an increase in amortization of programming and sublicensing rights expenses, and increases in selling, general and administrative costs, that included $3.5 million of stock-based compensation expense and increased promotional costs.

OIBDA decreased 5.5% to $51.4 million for the second quarter of 2007 compared to $54.4 million, or an increase of 106%, in the second quarter of 2006. The OIBDA margin was a strong 45.9%, although down from 52.9% in the second quarter of 2006.

Operating income for the quarter was $45.3 million compared with $49.2 million for the three months ended June 30, 2006, a 8.0% decrease. Operating income as a percentage of total operating revenue was a strong 40.4% in the second quarter of 2007, although down from 47.9% in the second quarter of 2006.

Net income for the quarter was $30.7 million compared to $34.1 million for the three months ended June 30, 2006. Fully diluted income per share was $0.19 for the three months ended June 30, 2007, compared to $0.23 for the three months ended June 30, 2006.

Results for the Six Months Ended June 30, 2007

CTC Media’s total operating revenue for the six months ended June 30, 2007, increased by 18.8% to $216.3 million from $182.0 million for the six months ended June 30, 2006.

Consolidated total operating expenses for the first six months of 2007 increased by 32.9% to $132.5 million compared to $99.7 million for the first six months of 2006.

OIBDA increased 4.9% to $95.7 million for the first six months of 2007 compared to $91.2 million for the first six months of 2006. OIBDA margin for the six-month period was a strong 44.3%, although down from 50.1% in the first six months of 2006.

Operating income for the first six months of 2007 was $83.8 million compared with $82.3 million for the first six months of 2006, an increase of 1.9%. Operating income as a percentage of total operating revenue was a strong 38.8% for the first six months of 2007, although down from 45.2% in the first six months of 2006.

Net income for the six months ended June 30, 2007 was $58.8 million compared to $56.8 million for the six months ended June 30, 2006. Fully diluted income per share was $0.37 for the six months ended June 30, 2007, compared to $0.38 for the six months ended June 30, 2006.

Guidance

For the full year ending December 31, 2007, the Company reconfirms its guidance for consolidated total operating revenue in the range of $460 to $500 million, with a consolidated OIBDA margin in the range of 45-48%.

Conference Call

The Company will also host a conference call to discuss its second quarter 2007 financial results today, Monday, July 30, at 9 a.m. ET, corresponding to 5 p.m. Moscow time. To access the conference call, please dial +1 973 582 2741 (international) or 8108 002 531 1012 (Russia) and reference pass code 8982560. A live webcast of the conference call will also be available on the investor relations portion of the Company’s corporate web site, located at www.ctcmedia.ru. A replay of the conference call will be available through Monday, August 13, 2007, at midnight ET. The replay can be accessed by dialing +1 973 341 3080. The pass code for the replay is 8982560. The webcast will also be archived on the Company’s web site for two weeks.

About CTC Media, Inc.

Based in Moscow, CTC Media, Inc. was formed in 1989 to pursue commercial media and advertising opportunities in Russia. The Company owns and operates the CTC television network, whose signal is carried by more than 340 affiliate stations, including 18 owned-and-operated stations; and the Domashny television network, whose signal is carried by over 220 affiliate stations, including ten owned and operated stations. The Company is traded on the NASDAQ Global Select Market under the symbol: “CTCM”. For more information on CTC Media, please visit: www.ctcmedia.ru.

# # #

Contacts:

CTC Media, Inc.

Dmitry Barsukov, Katya Ostrova (investors)

+ 7 495 783 3650

ir@ctcmedia.ru

Konstantin Vorontsov (media)

+ 7 495 785 6333

Brainerd Communicators, Inc.

Jenna Focarino (media)

Michael Smargiassi (investors)

+1 212 986 6667

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which include, among other things, guidance on our projected total operating revenues and OIBDA margin for the year ending December 31, 2007, expectations regarding the performance of our fall 2007 programming season at both our networks and our ability to execute on our growth strategy, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, risks related to our ability to deliver audience share, particularly in primetime and in the fourth quarter of 2007, further limitations on the amount of advertising time permitted on Russian television from 2008; changes in the size of the Russian television advertising market; free-to-air television remaining a significant advertising forum in Russia; our reliance on a single television advertising sales house for substantially all of our revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s annual report on Form 10-K filed with the SEC on March 1, 2007. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur.  You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

(See attached financial statements)

Attachment A

SUPPLEMENTAL DISCLOSURES

REGARDING NON-GAAP FINANCIAL INFORMATION

OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). The Company believes that this metric is an appropriate and useful measure for evaluating the core current operating performance of its business. This metric is used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that it provides investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

The most directly comparable GAAP measure to the non-GAAP measure of OIBDA is net income. Unlike net income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

OIBDA also excludes other components of net income that the Company does not consider to be indicators of its core operating performance. Accordingly, it excludes from core operating performance certain items over which it does not have substantial managerial influence and that are not reflective of ordinary, ongoing and customary course activities. Such non-core items include foreign currency gains and losses, interest income and expense, gains on the sale of businesses, other non-operating gains and losses, equity in the income of investee companies that the Company does not control, income tax expense, and income attributable to minority interest shareholders.

Because OIBDA is not a GAAP measurement of financial performance, there are material limitations in its usefulness on a stand-alone basis, including the lack of comparability to the GAAP financial results of other companies. It should be considered in addition to, and not as a substitute for, net income. The items excluded from OIBDA are significant components in assessing our overall financial performance.

The following table presents a reconciliation of the Company’s consolidated OIBDA to consolidated net income for the three- and six-month periods to June 30, 2006 and 2007:

	Three months ended June 30,		Six months ended June 30,
	2006	2007	2006	2007
	(in thousands and unaudited)

OIBDA	$54,392	$51,422	$91,198	$95,710
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(5,183)	(6,128)	(8,921)	(11,900)
Operating income	49,209	45,294	82,277	83,810
Foreign currency gains (losses)	242	(115)	1,321	(88)
Interest income	282	2,545	325	4,629
Interest expense	(607)	(2)	(1,773)	(2)
Gains on sale of businesses	782	747	782	747
Other non-operating (losses) income, net	(289)	858	(80)	879
Equity in income of investee companies	723	682	886	1,193
Income before income tax and minority interest	50,342	50,009	83,738	91,168
Income tax expense	(14,923)	(17,787)	(24,960)	(29,932)
Income attributable to minority interest	(1,309)	(1,530)	(2,013)	(2,421)
Net income	$34,110	$30,692	$56,765	$58,815

In this press release, the Company provides guidance on the Company’s consolidated OIBDA for the year ending December 31, 2007. The following table presents a reconciliation of the Company’s projected OIBDA, based on the mid-point of the provided range, to projected operating income for the year ending December 31, 2007. To further reconcile operating income to net income, foreign currency gains (losses), interest income, interest expense, gains (losses) on the sale of businesses, other non-operating gains (losses), equity in income of investee companies, income tax expense and income attributable to minority interest would need to be added and/or subtracted, as appropriate, from operating income. The Company does not provide a quantitative reconciliation of projected consolidated OIBDA to projected consolidated net income because it believes that such a reconciliation is not available without unreasonable efforts.

Year ending
December 31, 2007 (projected)
(in thousands)
OIBDA	$223,200
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(21,900)
Operating income	$201,300

Attachment B

SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars and unaudited)

Three Months Ended June 30, 2006

			CTC	Domashny	Business
	CTC	Domashny	Station	Station	segment	Eliminations	Consolidated
	Network	Network	Group	Group	results	and other	results
Operating revenue	$75,518	$4,983	$19,151	$3,239	$102,891	$(133)	$102,758
Operating income/ (loss)	45,008	(1,363)	12,533	(2,001)	54,177	(4,968)	49,209
Total assets	243,774	26,362	70,923	65,884	406,943	16,834	423,777
Capital expenditures	(169)	(25)	(407)	(410)	(1,011)	(42)	(1,053)
Depreciation and amortization	(272)	(138)	(1,288)	(2,981)	(4,679)	(504)	(5,183)
Amortization of programming rights	(24,701)	(4,156)	(763)	(14)	(29,634)	34	(29,600)
Amortization of sublicensing rights	(1,174)	—	—	—	(1,174)	—	(1,174)

Three Months Ended June 30, 2007

			CTC	Domashny	Business
	CTC	Domashny	Station	Station	segment	Eliminations	Consolidated
	Network	Network	Group	Group	results	and other	results
Operating revenue	$75,633	$9,001	$23,755	$4,207	$112,596	$(449)	$112,147
Operating income/ (loss)	39,000	78	16,044	(2,549)	52,573	(7,279)	45,294
Total assets	363,730	35,047	75,305	60,612	534,694	33,223	567,917
Capital expenditures	(153)	(81)	(490)	(548)	(1,272)	(11)	(1,283)
Depreciation and amortization	(246)	(154)	(1,772)	(3,428)	(5,600)	(528)	(6,128)
Amortization of programming rights	(30,291)	(6,296)	(1,133)	1	(37,719)	70	(37,649)
Amortization of sublicensing rights	(1,462)	—	—	—	(1,462)	—	(1,462)

Six Months Ended June 30, 2006

			CTC	Domashny	Business
	CTC	Domashny	Station	Station	segment	Eliminations	Consolidated
	Network	Network	Group	Group	results	and other	results
Operating revenue	$137,738	$9,294	$30,404	$4,773	$182,209	$(228)	$181,981
Operating income/ (loss)	78,965	(3,077)	18,614	(4,766)	89,736	(7,459)	82,277
Total assets	243,774	26,362	70,923	65,884	406,943	16,834	423,777
Capital expenditures	(374)	(58)	(763)	(1,033)	(2,228)	(55)	(2,283)
Depreciation and amortization	(543)	(266)	(2,287)	(4,801)	(7,897)	(1,024)	(8,921)
Amortization of programming rights	(47,622)	(7,942)	(1,488)	(22)	(57,074)	64	(57,010)
Amortization of sublicensing rights	(2,049)	—	—	—	(2,049)	—	(2,049)

Six Months Ended June 30, 2007

			CTC	Domashny	Business
	CTC	Domashny	Station	Station	segment	Eliminations	Consolidated
	Network	Network	Group	Group	results	and other	results
Operating revenue	$152,246	$17,533	$40,058	$7,405	$217,242	$(974)	$216,268
Operating income/ (loss)	78,403	508	23,661	(5,050)	97,522	(13,712)	83,810
Total assets	363,730	35,047	75,305	60,612	534,694	33,223	567,917
Capital expenditures	(325)	(105)	(1,179)	(976)	(2,585)	(150)	(2,735)
Depreciation and amortization	(506)	(305)	(3,304)	(6,733)	(10,848)	(1,052)	(11,900)
Amortization of programming rights	(58,210)	(11,604)	(2,303)	—	(72,117)	115	(72,002)
Amortization of sublicensing rights	(5,865)	—	—	—	(5,865)	—	(5,865)

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of US dollars, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2007	2006	2007
REVENUES:
Advertising	$99,563	$108,274	$176,462	$205,925
Sublicensing and other revenues	3,195	3,873	5,519	10,343
Total operating revenues	102,758	112,147	181,981	216,268
EXPENSES:
Direct operating expenses (exclusive of amortizationof programming rights and sublicensing rights)	(3,995)	(4,563)	(7,666)	(8,898)
Selling, general and administrative (exclusive of depreciation and amortization)	(13,597)	(17,051)	(24,058)	(33,793)
Amortization of programming rights	(29,600)	(37,649)	(57,010)	(72,002)
Amortization of sublicensing rights	(1,174)	(1,462)	(2,049)	(5,865)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(5,183)	(6,128)	(8,921)	(11,900)
Total operating expenses	(53,549)	(66,853)	(99,704)	(132,458)
OPERATING INCOME	49,209	45,294	82,277	83,810
FOREIGN CURRENCY GAINS (LOSSES)	242	(115)	1,321	(88)
INTEREST INCOME	282	2,545	325	4,629
INTEREST EXPENSE	(607)	(2)	(1,773)	(2)
GAINS ON SALE OF BUSINESSES	782	747	782	747
OTHER NON-OPERATING (LOSSES) INCOME, net	(289)	858	(80)	879
EQUITY IN INCOME OF INVESTEE COMPANIES	723	682	886	1,193
Income before income tax and minority interest	50,342	50,009	83,738	91,168
INCOME TAX EXPENSE	(14,923)	(17,787)	(24,960)	(29,932)
INCOME ATTRIBUTABLE TO MINORITY INTEREST	(1,309)	(1,530)	(2,013)	(2,421)
NET INCOME	$34,110	$30,692	$56,765	$58,815

Net income attributable to preferred stockholders	$(11,594)	—	$(22,989)	—
Net income attributable to common stockholders	$22,516	$30,692	$33,776	$58,815
Net income per share attributable to common stockholders - basic	$0.24	$0.20	$0.40	$0.39
Net income per share attributable to common stockholders - diluted	$0.23	$0.19	$0.38	$0.37

Weighted average common shares outstanding - basic	94,080,899	151,565,124	83,846,170	151,547,155
Weighted average common shares outstanding - diluted	151,411,235	158,333,143	148,194,250	157,939,836

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Six months ended June 30,
	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,765	$58,815
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	(3,629)	(3,980)
Depreciation and amortization	8,921	11,900
Amortization of programming rights	57,010	72,002
Amortization of sublicensing rights	2,049	5,865
Stock based compensation expense	1,103	6,536
Gain on disposal of property and equipment	(306)	(748)
Gains on sale of businesses	(782)	(747)
Equity in income of unconsolidated investees	(886)	(1,193)
Income attributable to minority interest	2,013	2,421
Foreign currency (gains) losses	(1,321)	88
Changes in operating assets and liabilities:
Trade accounts receivable	(6,945)	(3,988)
Prepayments	2,203	981
Other assets	(429)	(215)
Accounts payable and accrued liabilities	532	2,961
Deferred revenue	229	3,780
Other liabilities	670	(3,049)
Dividends received from equity investees	120	1,227
Acquisition of programming and sublicensing rights	(63,960)	(73,549)
Net cash provided by operating activities	53,357	79,107
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(2,209)	(2,531)
Acquisitions of intangibles	—	(204)
Acquisitions of businesses, net of cash acquired	(19,543)	(14,572)
Proceeds from sale of businesses, net of cash disposed	882	751
Proceeds from sale of property and equipment	606	1,990
Other investing activities	(62)	3
Net cash used in investing activities	(20,326)	(14,563)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	105,041	—
Common stock issuance costs	(331)	—
Proceeds from exercise of stock options	5,856	1,114
Proceeds from loans	19,000	—
Repayments of loans	(60,384)	—
Decrease (increase) in restricted cash	(49)	(40)
Dividends paid to minority interest	(1,735)	(2,392)
Net cash provided by (used in) financing activities	67,398	(1,318)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	905	2,279
Net increase (decrease) in cash and cash equivalents	101,334	65,505
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	15,300	176,542
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$116,634	$242,047

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31, 2006	June 30, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$176,542	$242,047
Trade accounts receivable, net of allowance for doubtful accounts	8,640	13,397
Taxes reclaimable	4,399	4,759
Prepayments	38,302	27,634
Programming rights, net	41,634	50,301
Deferred tax asset	6,263	6,748
Other current assets	2,875	1,889
TOTAL CURRENT ASSETS	278,655	346,775

RESTRICTED CASH	120	160
PROPERTY AND EQUIPMENT, net	22,388	22,183
INTANGIBLE ASSETS, net:
Network affiliation agreements	3,333	2,333
Trade names	5,888	5,918
Broadcasting licenses	43,387	48,715
Cable network connections	409	136
Other intangible assets	354	401
Net intangible assets	53,371	57,503
GOODWILL	70,768	71,614
PROGRAMMING RIGHTS, net	24,267	30,969
SUBLICENSING RIGHTS, net	7,611	2,729
INVESTMENTS IN AND ADVANCES TO INVESTEES	9,319	9,541
PREPAYMENTS	8,713	16,460
DEFERRED TAX ASSET	9,077	9,347
OTHER NON-CURRENT ASSETS	508	638
TOTAL ASSETS	$484,797	$567,919

	December 31, 2006	June 30, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,353	$20,264
Accrued liabilities	5,508	7,833
Taxes payable	11,528	9,136
Short-term loans and interest accrued	—	—
Deferred revenue	12,440	17,332
Deferred tax liability	2,937	1,938
Other current liabilities	600	162
TOTAL CURRENT LIABILITIES	46,366	56,665
LONG TERM LOANS	210	212
DEFERRED TAX LIABILITY	14,080	15,074
MINORITY INTEREST	3,124	2,223
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock; $0,01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2006 – 151,505,672; June 30, 2007 – 151,700,716)	1,515	1,517
Additional paid-in capital	327,587	335,235
Retained earnings	73,954	132,769
Accumulated other comprehensive income	17,961	24,224
TOTAL STOCKHOLDERS’ EQUITY	421,017	493,745

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$484,797	$567,919